Exhibit A

TRANSACTIONS BY REPORTING PERSONS IN LAST 60 DAYS

Beneficial Ownership	Purchase or Sale	Quantity	Transaction Date	Price per Share (including commission)	How Effected

Relational Investors LLC	Purchase	17,200	3/27/2012	38.50	Open Market
Relational Investors LLC	Purchase	25,000	3/27/2012	38.58	Open Market
Relational Investors LLC	Purchase	64,142	3/27/2012	38.53	Open Market
Relational Investors LLC	Purchase	50,000	3/28/2012	38.55	Open Market
Relational Investors LLC	Purchase	53,000	3/29/2012	38.60	Open Market
Relational Investors LLC	Purchase	84	4/3/2012	40.00	Open Market
Relational Investors LLC	Purchase	1,881	4/3/2012	39.98	Open Market
Relational Investors Mid-Cap Fund I, L.P.	Purchase	288	4/3/2012	40.00	Open Market
Relational Investors Mid-Cap Fund I, L.P.	Purchase	6,391	4/3/2012	39.98	Open Market
Relational Investors Mid-Cap Fund II, L.P.	Purchase	128	4/3/2012	40.00	Open Market
Relational Investors Mid-Cap Fund II, L.P.	Purchase	2,851	4/3/2012	39.98	Open Market
Relational Investors LLC	Purchase	5,700	5/3/2012	42.50	Open Market
Relational Investors LLC	Purchase	47,050	5/3/2012	42.68	Open Market
Relational Investors Mid-Cap Fund I, L.P.	Purchase	22,788	5/4/2012	42.20	Open Market
Relational Investors LLC	Purchase	5,839	5/4/2012	42.20	Open Market